UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011

Commission File Number	Name of Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number
1-9894	Alliant Energy Corporation (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608) 458-3311	39-1380265

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(b) The final results of voting on each of the matters submitted to a vote of shareowners during the annual meeting of shareowners of Alliant Energy Corporation (the “Company”) on May 10, 2011 are as follows.

1. Election of directors for terms expiring in 2014. Each nominee for director was elected by the following vote:

	For	Withheld	Broker Non-Votes

William D. Harvey	67,921,935	6,873,275	15,291,352
Singleton B. McAllister	71,237,832	3,557,056	15,291,674

2. Advisory vote on approval of the compensation of the Company’s named executive officers. This matter was approved by the following vote:

For	Against	Abstentions	Broker Non-Votes

67,092,410	6,520,389	1,182,411	15,291,352

3. Advisory vote on the frequency of the advisory vote on compensation of the Company’s named executive officers. Annual advisory votes were chosen by the following vote:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes

57,990,531	1,210,694	14,510,825	1,083,160	15,291,352

4. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011. This matter was approved by the following vote:

For	Against	Abstentions

88,546,366	1,006,274	533,922

(d) In light of these voting results and other factors, the Board of Directors of the Company decided that the Company will hold an annual advisory vote on the compensation of its named executive officers until it decides to hold the next vote on the frequency of such votes. The Company is required to hold a vote on the frequency of the advisory vote on compensation of its named executive officers at least once every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: May 12, 2011	By:	/s/ William D. Harvey
William D. Harvey
Chairman and Chief Executive Officer

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